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             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                            MGC COMMUNICATIONS, INC.

     We the undersigned Rolla P. Huff, President and Chief Executive Officer, and Russell I. Zuckerman, Secretary, of MGC Communications, Inc. (the "Corporation") do hereby certify:

     That the Board of Directors of the Corporation, on May 12, 2000, duly adopted the following resolutions to amend the Articles of Incorporation as follows:

     RESOLVED, that the Board of Directors hereby declares that it is advisable and in the best interests of the Company that the Company's name be changed from MGC Communications, Inc. to Mpower Communications Corp.

     RESOLVED, that in connection with the foregoing resolution, and subject to Stockholder approval, the Company hereby amends Article 1 of the Company's Articles of Incorporation pursuant to the Certificate of Amendment attached to these resolutions in order to carry out the purpose and intent of the foregoing resolution, and that such amendment be presented to the Stockholders of the Company for approval at the next Annual Meeting of Stockholders.

     RESOLVED, that upon approval of the aforesaid amendment to the Articles of Incorporation by the Stockholders of the Company, the officers of the Company are hereby authorized and directed to execute the Certificate of Amendment, with respect to Article 1, and to file the same with the Nevada Secretary of State and to take any other action that may be necessary or advisable to carry our the purpose and intent of the foregoing resolution.

     The number of shares of the Corporation outstanding and entitled to vote on the foregoing amendment to the Articles of Incorporation was 36,745,019, that the said changes and amendment have been consented to and approved by a vote of 90.6% of each class of stock outstanding and entitled to vote thereon at the Corporation's Annual Meeting of Stockholders, held on June 22, 2000.


                                        MGC COMMUNICATIONS, INC.


                                        By: /s/ Rolla P. Huff
                                          ----------------------------
                                          Rolla P. Huff
                                          President and Chief Executive Officer


                                        Attest: /s/ Russell I. Zuckerman
                                               -------------------------
                                               Russell I. Zuckerman, Secretary


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State of New York             )
                              ) ss.
County of Monroe              )


     On August 7, 2000, personally appeared before me, a Notary Public, Rolla
P. Huff and Russell Zuckerman who acknowledged that they executed the above instrument.


                                   /s/  Karen A. Koch
                                   -----------------------
                                        Notary Public


                                       [NOTARY STAMP]


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